400 Collins Road NE Cedar Rapids, Iowa 52498

Exhibit 99.1

News Release

Rockwell Collins reaffirms fiscal year 2011 financial guidance and announces financial guidance for fiscal year 2012

•	Fiscal year 2012 revenue between $4.9 billion and $5.0 billion

•	Fiscal year 2012 earnings per share of $4.40 to $4.60

CEDAR RAPIDS, Iowa (September 14, 2011) – Rockwell Collins, Inc. (NYSE: COL) today reaffirmed all aspects of its fiscal year 2011 guidance including revenue of $4.80 billion to $4.85 billion, cash flow from operations of about $650 million and earnings per share from continuing operations of $4.00 to $4.10, which excludes the gain on sale of Rollmet and any impact from potential restructuring actions.

For fiscal year 2012 the company anticipates revenues between $4.9 billion and $5.0 billion, earnings per share in the range of $4.40 to $4.60, and cash flow from operations of $625 million to $725 million.  Total segment operating margins are expected to be in the range of 20.5% to 21.5%. The company’s earnings per share growth will be accelerated through a more aggressive share repurchase plan.  Today, the Board of Directors increased the share repurchase authorization by $700 million, which will be funded through cash flow from operations and the incurrence of approximately $250 million of debt.

“Strong growth in Commercial Systems is anticipated to more than offset a modest revenue decline for Government Systems in fiscal year 2012.  The structural balance our company maintains between these two businesses has served us well during previous market cycles and should continue to enable stable, positive growth in the year ahead, despite weaker conditions in our U.S. Government markets,” said Rockwell Collins Chairman, President and Chief Executive Officer, Clay Jones.  “While we anticipate revenue volatility to continue in Government Systems, we believe the high margin and cash flow that is typical of this business can be maintained. With the expanding incremental margins provided by a rapidly growing Commercial Systems business and a more aggressive share repurchase program, we expect to increase earnings per share at more than three times the rate of overall revenue growth.”

Details related to the projected performance of the company’s Commercial and Government Systems businesses for fiscal year 2012 are as follows:

Commercial Systems

Commercial Systems provides aviation electronics systems, products and services to air transport, business and regional aircraft manufacturers and airlines worldwide. Commercial Systems fiscal year 2012 revenue is expected to increase by low double digits.

Original Equipment
Sales to aircraft Original Equipment Manufacturers (OEMs) are expected to increase in the low teens across the air transport, and business and regional markets.  Sales to air transport aircraft OEMs should benefit from the introduction of Boeing’s 787 and 747-8 airplanes and planned production rate increases of other Boeing and Airbus aircraft. Overall production rates of business aircraft should increase in the coming year, with a full year of Bombardier Global family deliveries and the introduction of Gulfstream’s G-280 boosting our revenues.

Aftermarket Sales
Aftermarket sales are expected to increase in the low double-digits.  Aftermarket sales related to air transport aircraft should increase due to initial sparing for the new Boeing platforms and stronger airline profitability leading to higher demand for retrofit and spare products.  Business and regional jet aircraft aftermarket sales are projected to benefit from continued improvement in aircraft utilization and higher demand for retrofit and spare products.

Sales of wide-body in-flight entertainment products and services are expected to decrease about 15%, or approximately $20 million, due to the company’s decision in 2005 to cease investing in this product area.

Government Systems

Government Systems provides avionics, communication and navigation products, and surface solutions to the U.S. Department of Defense, state and local governments, other government agencies, civil agencies, defense contractors and foreign ministries of defense around the world.  Government Systems fiscal year 2012 revenue is expected to decrease by low single digits driven by approximately $75 million of lower Defense Advanced GPS Receiver (DAGR) products sales and a $60 million unfavorable impact from three previously disclosed programs cancelled for convenience in 2011, partially offset by anticipated growth in sales of avionics.  The majority of these unfavorable impacts are anticipated to be experienced in the first half of fiscal year 2012 with a low double digit revenue decrease, which should be followed by mid-single digit growth in the second half.

Avionics
Avionics represent approximately 51% of Government Systems 2011 sales and should increase by mid-single digits as a result of higher tanker, fighter and simulation and training program revenue. Specific programs contributing to this growth include the KC-46, KC-390 and KC-10 tanker programs, F-15 foreign military sales and simulation and training solutions for E-2C.

Communication Products
Communication products represent approximately 25% of Government Systems 2011 sales and are expected to be down mid-single digits in fiscal year 2012 as a result of the full year impact from a program cancellation and lower revenue for the Ground Mobile Radio variant of the Joint Tactical Radio System program.

Surface Solutions
Surface solutions, representing approximately 13% of Government Systems 2011 sales, are projected to be down by low double digits resulting from lower sales of public safety vehicle systems and the full year impact of two program cancellations, partially offset by increased sales of hardware for international targeting integration systems.

Navigation Products
Navigation products, which make up  approximately 11% of Government Systems 2011 sales and are primarily comprised of global positioning systems based products are expected to be down approximately 25% in fiscal year 2012 resulting from the reduced procurement of our DAGR products as troop deployments wind-down in Afghanistan and Iraq.

Expense and Cash Flow Assumptions

Other assumptions integral to the development of the company’s projected financial guidance for fiscal year 2012 are as follows:

•
Combined segment operating margins are expected to be in the range of 20.5% to 21.5%.  Government Systems operating margins should remain relatively steady from 2011 to 2012 and Commercial Systems operating margins are anticipated to expand approximately 250 basis points driven by the anticipated sales increase.

•	Research and development (R&D) expenditures are planned to be approximately $900 million, or about 18% of total company sales.

•
The company’s effective income tax rate is expected to be about 30% and assumes that the Federal Research & Development Tax Credit benefit is not extended beyond December 31, 2011.  The effective tax rate also assumes an expected benefit from the completion of IRS examinations for certain open taxable years.

•	Cash flow from operations is projected to be in the range of $625 million to $725 million and includes:

•	A $110 million contribution to the company’s qualified defined benefit pension plan

•
A $130 million net increase in pre-production engineering costs as the company continues to fund development projects on which its customers have provided contractual guarantees for reimbursement.  The programs primarily driving the increase include the Airbus A350 and multiple Bombardier platforms.

•	Capital expenditures are projected to total about $150 million for fiscal year 2012.

The following is a summary of the company’s financial guidance for fiscal year 2012:

Total sales Total segment operating margins Earnings per share Cash flow from operations Research & development costs Capital expenditures	$4.9 Bil. to $5.0 Bil. 20.5% to 21.5% $4.40 to $4.60 $625 Mil. to $725 Mil. about $900 Mil. about $150 Mil.

Rockwell Collins is a pioneer in the development and deployment of innovative communication and aviation electronics solutions for both commercial and government applications. Our expertise in flight deck avionics, cabin electronics, mission communications, information management and simulation and training is delivered by 20,000 employees through a global service and support network that crosses 27 countries. To find out more, please visit www.rockwellcollins.com.

This press release contains statements, including certain projections and business trends, that are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties, including but not limited to the financial condition of our customers, including bankruptcies; the health of the global economy, including potential deterioration in economic and financial market conditions; the rate of recovery of the commercial aftermarket; the impacts of the earthquakes, tsunami and nuclear reactor disruptions in Japan or similar disruptions elsewhere, including potential supply shortages and other economic impacts; delays related to the award of domestic and international contracts; the continued support for military transformation and modernization programs; potential adverse impact of oil prices on the commercial aerospace industry; the impact of terrorist events on the commercial aerospace industry; potential declining defense budgets resulting from budget deficits in the U.S. and abroad; impact from the delay in the resolution of program funding in the 2012 U.S. defense budget; changes in domestic and foreign government spending, budgetary, procurement and trade policies adverse to our businesses; market acceptance of our new and existing technologies, products and services; reliability of and customer satisfaction with our products and services; favorable outcomes on or potential cancellation or restructuring of contracts, orders or program priorities by our customers; recruitment and retention of qualified personnel; regulatory restrictions on air travel due to environmental concerns; effective negotiation of collective bargaining agreements by us and our customers; performance of our customers and subcontractors; risks inherent in development and fixed-price contracts, particularly the risk of cost overruns; risk of significant reduction to air travel or aircraft capacity beyond our forecasts; our ability to execute to our internal performance plans such as our productivity and quality improvements and cost reduction initiatives; achievement of our acquisition and related integration plans; continuing to maintain our planned effective tax rates; our ability to develop contract compliant systems and products on schedule and within anticipated cost estimates; risk of fines and penalties related to noncompliance with laws and regulations including export control and environmental regulations; risk of asset impairments; our ability to win new business and convert those orders to sales within the fiscal year in accordance with our annual operating plan; and the uncertainties of the outcome of lawsuits, claims and legal proceedings, as well as other risks and uncertainties, including but not limited to those detailed herein and from time to time in our Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof and the company assumes no obligation to update any forward-looking statement.

Media Contact: Pam Tvrdy 319.295.0591 pjtvrdy@rockwellcollins.com	Investor Contact: Steve Buesing 319.295.7575 investorrelations@rockwellcollins.com